US SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


For  Registration of Certain Classes of Securities  Pursuant to Section 12(b) or
(g) of the Securities Exchange Act of 1934.


                            ZEVEX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                87-0462807
   (State of incorporation                            (I.R.S.Employer
         or organization)                             Identification No.)

                              4314 Zevex Park Lane,
                           Salt Lake City, Utah 84123
                    (Address of principal executive offices)

         Issuer's telephone number, including area code: (801) 264-1001

  If this form relates to the registration of a class of securities pursuant to Section 12(b) Of the Exchange Act and is effective pursuant to General
  Instruction A.(d), check the
                      Following box [ ]


If this form relates to the registration of a class of securities pursuant to Section 12(g) Of the Exchange Act and is effective pursuant to General
 Instruction A.(d), check the
                     Following box [X]


       Securities to be registered pursuant to Section 12(b) of the Act: None

          Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock $.001 Par Value
                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered

         ZEVEX International, Inc., (the "Registrant") has authorized capital stock consisting of 10,000,000 shares of $.01 par value common stock. There are presently 3,300,176 shares of common stock issued and outstanding. The Registrant filed a registration statement on Form S-1 with the Securities and Exchange Commission on October 3, 1997 which was declared effective on November 21, 1997. The Registrant has been required to file reports with the Securities and Exchange Commission since the April 29, 1993. The description of the common stock to be registered hereunder set forth under the caption "Description of Capital Stock," at page 50 of the Registrant's registration statement on Form S-1 is incorporated herein by reference.


Item 2. Exhibits

                  The Registrant hereby incorporates by reference the Certificate of Incorporation of the Registrant which has been previouly filed with the Commission as an exhibit to Amendment No. 1 on Form S-1, filed by the Company on October 24, 1997.

         SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                      ZEVEX INTERNATIONAL, Inc.



Dated: October 30, 1998                     By/s/Dean G. Constantine
                                                 Dean G. Constantine, President
                                                 Principal Executive Officer